    As filed with the Securities and Exchange Commission on November 4, 1997
                                                  REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------

                              SAFESKIN CORPORATION
             (Exact name of registrant as specified in its charter)

                                  -------------


           FLORIDA                                             59-2617525
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)


                             12671 HIGH BLUFF DRIVE
                           SAN DIEGO, CALIFORNIA 92130
          (Address of principal executive offices, including zip code)

                                  -------------

                             William C. Miller, Esq.
                       Vice President and General Counsel
                              Safeskin Corporation
                             12671 High Bluff Drive
                               San Diego, CA 92130
                                 (619) 794-8111
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    COPY TO:

                             John S. Fletcher, Esq.
                           Morgan, Lewis & Bockius LLP
                        5300 First Union Financial Center
                          200 South Biscayne Boulevard
                              Miami, Florida 33131
                                 (305) 579-0432

                              --------------------

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
Title of securities to be    Amount to be        Proposed maximum              Proposed maximum           Amount of
     registered               registered      offering price per share     aggregate offering price    registration fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01
par value per share          88,354 shares            $45.625(1)                   $4,031,151.25           $1,221.56
=======================================================================================================================

(1) Calculated solely for the purpose of this offering under Rule 457(c) of the Securities Act of 1933 on the basis of the average of the high and low selling prices per share of Common Stock of Safeskin Corporation on October 31, 1997, as reported by the Nasdaq National Market.

                             ----------------------

Approximate date of proposed commencement of sales pursuant to the plan: promptly, and on a continuous basis for more than 30 days after the effective date of this Registration Statement.

================================================================================

                               P R O S P E C T U S

                                  88,354 Shares

                              SAFESKIN CORPORATION

                                  Common Stock

                                ($.01 par value)

                           ---------------------------

          Up to 88,354 shares (the "Shares") of common stock, par value
$.01 per share (the "Common Stock"), of Safeskin Corporation (the "Company") are being offered on behalf of the selling shareholder named herein (the "Selling Shareholder"). The Shares represent 88,354 shares issued upon exercise of options outside of the Company's Amended and Restated Equity Compensation Plan (the "Equity Plan"). See "Selling Shareholder." The method of distribution of the Shares offered hereby is described under the heading "Plan of Distribution." The Company will not directly receive any of the proceeds from the sale of the Shares pursuant to this Prospectus. The Company will pay all expenses in connection with the offering other than commissions and discounts of underwriters, dealers or agents.

                           ---------------------------


            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
                 COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                    OF THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.


                           ---------------------------


                 The date of this Prospectus is November 4, 1997

                  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY SELLING SHAREHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                           ---------------------------

                              AVAILABLE INFORMATION

                  The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy statements and other information may be inspected and copied at the public reference facility maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at its New York Regional Office, 75 Park Place, Room 1228, New York, New York 10007, and its Chicago Regional Office, 219 South Dearborn Street, Room 1204, Chicago, Illinois 60604. Copies of such material may be obtained from the Public Reference Section of the Commission in Washington, D.C. 20549 at prescribed rates.

                  A registration statement on Form S-8 in respect of the Shares offered by this Prospectus (the "Registration Statement") has been filed with the Commission, Washington, D.C. 20549, under the Securities Act of 1933 (the "Securities Act"). This Prospectus does not contain all of the information contained in such Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. Accordingly, additional information concerning the Company and such securities can be found in the Registration Statement, including various exhibits and schedules thereto, which may be inspected at the Public Reference Room of the Commission at its principal office in Washington, D.C.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  The following documents filed with the Commission by the Company are incorporated by reference herein:

         (a) The Company's annual report on Form 10-K for the year ended December 31, 1996.

         (b) The Company's quarterly report on Form 10-Q for the quarter ended March 31, 1997.

         (c) The Company's quarterly report on Form 10-Q for the quarter ended June 30, 1997.

         (d) Current Report on Form 8-K filed with the Commission on January 2, 1997.

         (e) Current Report on Form 8-K filed with the Commission on October 7, 1997.

         (f) The description of the Company's Common Stock, which is contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act on November 2, 1993, including any amendments or reports filed for the purpose of updating such description.

                  All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

                  The Company will provide without charge to each person to whom this Prospectus is delivered a copy of any or all of such material which is incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Written requests should be directed to:

                              Safeskin Corporation
                             12671 High Bluff Drive
                           San Diego, California 92130
                             Attention: Seth Goldman

                                   THE COMPANY

                  Safeskin Corporation, a Florida corporation, manufactures disposable latex and non-latex gloves for medical, dental and high technology manufacturing uses. The Company's corporate headquarters is located at 12671 High Bluff Drive, San Diego, California 92130 and its telephone number is
(619)794-8111.

                                  RISK FACTORS

         AN INVESTMENT IN SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. IN ADDITION, THIS PROSPECTUS CONTAINS, AND DOCUMENTS INCORPORATED BY REFERENCE HEREIN CONTAIN, FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. DISCUSSIONS CONTAINING SUCH FORWARD-LOOKING STATEMENTS MAY BE FOUND IN THE MATERIAL SET FORTH IN DOCUMENTS INCORPORATED BY REFERENCE HEREIN GENERALLY. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH IN THE FOLLOWING RISK FACTORS AND ELSEWHERE IN THE PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. ACCORDINGLY, IN EVALUATING THE COMPANY AND ITS BUSINESS, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN ADDITION TO THE OTHER INFORMATION INCLUDED AND INCORPORATED BY REFERENCE HEREIN.

CURRENCY FLUCTUATIONS

         The Company has latex glove factories and latex concentrate manufacturing and processing plants in Malaysia and Thailand. The Company's non-United States expenses represented a significant percentage of its total expenses in 1995 and 1996, almost all of which were in Malaysian ringgits or Thai baht. Therefore foreign currency exchange rate fluctuations could have a significant effect on the results of operations or financial condition of the Company. No assurance can be given that the Company's results of operations or financial condition will not be adversely affected by currency exchange rate fluctuations.

DEPENDENCE ON GLOVES

         The Company is exclusively engaged in the manufacture and sale of disposable gloves. Accordingly, the Company's results of operations and financial condition are highly dependent on the level of supply and demand for disposable gloves. There can be no assurance that the supply of or demand for disposable gloves will continue at current levels or that changes in such supply or such demand will not have a material adverse effect on the Company's results of operations or financial condition.

DEPENDENCE ON RUBBER HARVEST AND LATEX CONCENTRATE

         The ability of the Company to produce its products is entirely dependent upon the consistent availability, at competitive prices, of raw rubber harvested by independent growers in Malaysia and Thailand and locally processed by the Company and others into latex concentrate. Any disruption in the consistent supply of rubber for latex concentrate due to weather or other natural phenomena, labor or transportation stoppages, shortages or other factors, could cause significant adverse effects to the Company's results of operations and financial condition. In addition, rubber is a commodity traded on world commodities exchanges and is subject to price fluctuations driven by changing market conditions over which the Company has no control. Increases in the price of latex concentrate have adversely effected the Company's raw material costs in the past and could do so again.

COMPETITION; RISK OF OBSOLESCENCE

         The market for the Company's products is highly competitive. The Company competes with many other firms, including several large firms having substantially greater financial, management and marketing resources than the Company. There can be no assurance that the Company's competitors or others will not develop products, manufacturing processes or new technologies that would render the Company's gloves obsolete or uncompetitive or that would be more cost effective or more efficient than the processes and technologies of the Company. Such competition could have a material adverse effect on the Company's results of operations or financial condition.

 RELIANCE UPON DISTRIBUTORS

         Substantially all domestic sales of the Company's gloves are made through distributors. Three of the nation's largest medical products distributors, Owens & Minor, General Medical and Bergen Brunswig Medical, accounted for approximately 22.5%, 21.7% and 7.9%, respectively, of the Company's 1996 consolidated net sales. If the efforts of the Company's distributors prove unsuccessful, if such distributors abandon or limit their distribution of the Company's products, or if such distributors encounter serious financial difficulties, the Company's results of operations and financial condition could be materially adversely effected.

MANUFACTURING IN MALAYSIA AND THAILAND

         Two of the Company's latex glove factories are located in Malaysia and its third latex glove factory is located in Thailand. In addition, the Company has recently begun operating a latex concentrate plant in Thailand and has begun pre-construction of a fourth glove factory in Thailand. As a result, the Company is, and will continue to be, directly affected by the political and economic conditions existing in both Malaysia and Thailand. Any political or economic instability in either Malaysia or Thailand, a significant increase in the rate of Malaysian or Thai corporate taxation, a discontinuance or reduction in Thai export tax rebates, or any other change in either country's policies regarding foreign ownership of manufacturing facilities could have significant adverse effects on the Company's business, financial condition and results of operations. The Company's non-United States expenses represented a significant percentage of its total expenses in 1996, almost all of which were in Malaysian ringgits or Thai baht. The Company expects that non-United States expenses will continue to represent the major portion of its expenses and that it will continue to be subject to the normal risks of conducting business internationally, including foreign currency exchange rate fluctuations, unexpected changes in regulatory requirements, tariffs and other barriers. No assurance can be given that the Company's results of operations or financial condition will not be adversely affected by currency exchange rate fluctuations.

LACK OF PATENTED PRODUCTS AND PROCESSES

         The Company's products are not protected by patents. The Company considers certain of its manufacturing processes to be proprietary and relies on trade secret laws and confidentiality procedures to protect its rights. There can be no assurance that these means of protecting the Company's proprietary manufacturing processes will be effective. In addition, the laws of some foreign countries may not protect the Company's proprietary rights to the same extent as do the laws of the United States.

GOVERNMENT REGULATION AND LABELING

         The Company's products and the manufacturing, marketing and labeling of its products are subject to regulation by governmental authorities in the United States, including the Food and Drug Administration (the "FDA"), and other countries. The regulatory process can result in a substantial delay in the introduction of a new product developed by the Company, and there can be no assurance that regulatory approval will be obtained for a new product. In addition, delays or rejections may be encountered based upon changes in FDA laws, regulations or policies. Periodic testing by the FDA of shipments to the United States of medical gloves has in the past and may in the future result in the detention of shipments and losses or delays in the recognition of income by the Company. Similar delays may also be encountered in foreign countries. Further, the Company's gloves and its manufacturing facilities are subject to continual review and periodic inspections, and the discovery of previously unknown problems with a product or facility may result in the FDA imposing restrictions on the product or facility, including the withdrawal of the product from the market. The FDA has indicated that it is likely to issue regulations prohibiting the use of a "hypoallergenic" label on medical gloves. The term "hypoallergenic" is currently used on the labels of all gloves manufactured and sold by the

Company. As a result, the Company may elect to seek approval of alternative labeling with respect to the allergenic qualities of its medical gloves, and there can be no assurance that such alternative claims will be permitted.

EFFECTS OF REIMBURSEMENT POLICIES; CHANGES AFFECTING THE HEALTHCARE INDUSTRY

         Although the Company's customers do not bill third-party reimbursement sources separately for purchases of the Company's gloves, the Company's ability to sell its latex medical gloves profitably may depend in part on the extent to which reimbursement for the cost of medical gloves will be affected by reimbursement policies and regulations of government health administration authorities, private health insurers and other organizations. Such third-party payers are increasingly challenging the price of medical products and services. Additionally, legislative measures, if adopted, could adversely affect the pricing of, or the amount or availability of reimbursement for, the Company's medical gloves. See "Business--Government Regulation." In addition, the healthcare industry is currently experiencing significant change, including a consolidation trend among healthcare providers. The Company cannot predict how these changes will ultimately affect the healthcare industry or its business. No assurance can be given that any such change will not have a material adverse effect on the Company's results of operations or financial condition.

PRODUCT LIABILITY

         Participants in the medical supplies business are potentially subject to lawsuits alleging product liability, many of which involve significant damage claims and defense costs. A successful claim against the Company in excess of the Company's insurance coverage could have a material adverse effect on the Company's results of operations or financial condition. Claims made against the Company, regardless of their merit, could also have a material adverse effect on the Company's reputation. There is no assurance that the coverage limits of the Company's insurance policy will be adequate. While the Company has been able to obtain product liability insurance in the past, such insurance varies in cost, is difficult to obtain and may not be available in the future on acceptable terms or at all. See "Business-- Product Liability and Insurance." The Company is subject to a number of lawsuits filed against it and other manufacturers of latex gloves alleging injuries relating to allergic reactions caused by the residual chemicals or latex proteins in gloves. The litigation is still in the early stages, and there can be no assurance that the Company's insurance will be sufficient to meet any recovery for which the Company may be found liable or that the outcome of such suits will not adversely affect the Company's results of operations or financial condition.

                                 USE OF PROCEEDS

         All of the shares of Common Stock being offered hereby are offered by the Selling Shareholder. The Company will not receive any of the proceeds from the sale of such shares.

                               SELLING SHAREHOLDER

                  The Shares offered pursuant to this Prospectus represent those shares acquired or to be acquired by the Selling Shareholder pursuant to stock options granted outside of the Equity Plan (the "Non-Plan Shares").

                  The table set forth below provides, as of the date of this Prospectus, the following information as to the Selling Shareholder: material relationship with the Company or any of its predecessors or its affiliates within the past three years; number of shares owned prior to the offering; and the number of shares offered for the account of such Selling Shareholder pursuant hereto.

                                                                            Material Relationship With the
                            No. of Shares            No. of Shares            Company Or Any Predecessor
   Name of Selling         Owned Prior to      Offered Pursuant to this      or Affiliates of the Company
     Shareholder              Offering                Prospectus              Over The Last Three Years
--------------------       --------------      ------------------------     -------------------------------
Lee Chee Ming                  177,416 (1)             88,354 (2)         Executive Officer since 1988.

-----------------------------------------

(1) Includes 24,000 Shares subject to currently exercisable options under the Company's Amended and Restated Equity Compensation Plan (the "Equity Plan") and 88,354 shares subject to currently exercisable options outside of the Equity Plan.

(2) Represents all Non-Plan Shares currently exercisable pursuant to a Stock Option Grant outside the Equity Plan.



                              PLAN OF DISTRIBUTION

                  The Shares offered hereby may be sold by the Selling Shareholder or by pledgees, donees, transferees or other successors in interest. Such sales may be made in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The Shares may be sold by one or more of the following methods, without limitation: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Shareholder may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from Selling
Shareholder in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales. A Selling Shareholder who is selling Shares that are control securities within the meaning of the instructions to the Form S-8 Registration Statement is subject to limitations on the number of shares he/she may sell during a three month period as set forth in Rule 144(e) under the Securities Act. In addition, any Shares covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act might be sold under Rule 144 rather than pursuant to this Prospectus.

                  Upon the Company's being notified by the Selling Shareholder that any material arrangement has been entered into with a broker or dealer for the sale of any Shares through a secondary distribution, or a purchase by a broker or dealer, a supplemented Prospectus will be filed, if required, pursuant to Rule 424(c) under the Securities Act, disclosing (a) the name of each such broker-dealer(s), (b) the number of Shares involved, (c) the price at which such Shares were sold, (d) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (e) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, as supplemented, and (f) other facts material to the transaction.

                                  LEGAL MATTERS

                  The validity of the issuance of the Shares by the Company to the Selling Shareholders has been passed upon for the Company by Morgan, Lewis & Bockius LLP, Miami, Florida. Howard L. Shecter, a partner of Morgan, Lewis & Bockius LLP and a director of the Company, holds, as of the date of this Prospectus, options to purchase 56,000 shares of Common Stock of the Company, of which options to purchase 36,000 shares are currently exercisable.

                                     EXPERTS

         The consolidated balance sheets as of December 31, 1995 and 1996 and the consolidated statements of operations, cash flows and shareholders' equity for each of the three years in the period ended December 31, 1996, included in the Company's 1996 Annual Report on Form 10-K and incorporated by reference in this Prospectus, have been incorporated herein in reliance on the audit report of Coopers & Lybrand L.L.P., independent public accountants, given on the authority of that firm as experts in accounting and auditing.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Safeskin Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

         (a) The Company's annual report on Form 10-K for the year ended December 31, 1996.

         (b) The Company's quarterly report on Form 10-Q for the quarter ended March 31, 1997.

         (c) The Company's quarterly report on Form 10-Q for the quarter ended June 30, 1997.

         (d) Current Report on Form 8-K filed with the Commission on January 2, 1997.

         (e) Current Report on Form 8-K filed with the Commission on October 7, 1997.

         (f) The description of the Company's Common Stock, which is contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act on November 2, 1993, including any amendments or reports filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Morgan, Lewis & Bockius LLP has acted as counsel to the Company in connection with the filing of this Registration Statement and has passed on the validity of the securities offered hereby. Howard L. Shecter, a partner of Morgan, Lewis & Bockius LLP and a director of the Company, holds, as of the date of this Prospectus, options to purchase 56,000 shares of Common Stock of the Company, of which options to purchase 36,000 shares are currently exercisable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The Company's Amended and Restated Articles of Incorporation provide that the Company shall, to the full extent permitted by Section 607.0850 of the Florida Business Corporation Act, as amended from time to time ("FBCA"), indemnify all persons whom it may indemnify pursuant thereto. In addition, the Company's Articles of Incorporation limit the personal liability of its directors to the full extent permitted by Section 607.0831 of the FBCA, as amended from time to time.

         Section 607.0850 of the FBCA permits a corporation, under specified circumstances, to indemnify any person who was or is a party to any proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the Company against liability and expenses actually and reasonably incurred in connection with such proceeding, including any appeal thereof, if such person acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful.

         Section 607.0831 of the FBCA provides that the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director is limited to any breach or failure to perform the director's duties which constitutes (i) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (ii) unlawful payments of distributions to shareholders as provided in Section
607.0834 of the FBCA; (iii) any transaction from which the director derived an improper personal benefit; (iv) conscious disregard for the best interest of the corporation, or willful misconduct, in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder; or (v) recklessness, bad faith, malicious purpose or with wanton and willful disregard of human rights, safety or property in a proceeding by or in the right of someone other than the corporation or a shareholder.

         Pursuant to Florida law, the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the applicable provisions of the Bylaws of the Company or applicable law. The Company maintains such an insurance policy.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

All of 88,354 shares of Common Stock have been issued pursuant to an option exercise under a stock option grant issued outside of the Equity Plan. The issuance of such shares of Common Stock was exempt from the registration requirements of the Securities Act pursuant to the provisions of Section 4(2) of the Securities Act.

ITEM 8.  EXHIBITS

         The following is a list of exhibits filed as part of this Registration Statement. Where so indicated by footnote, exhibits which were previously filed are incorporated by reference. For exhibits incorporated by reference, the location of the exhibit in the previous filing is indicated in parenthesis.

EXHIBIT NO.                EXHIBITS

  4.5             Stock Option Grant by Safeskin Corporation to Lee Chee Ming
                  (Exhibit 10.27)*

  23.1            Consent of Morgan, Lewis & Bockius LLP

  23.2            Consent of Coopers & Lybrand L.L.P.

  24 Power of Attorney (included on the signature page to this registration statement)

------------------------

* Filed as an Exhibit to the Registration Statement on Form S-1 (File No. 33-68284).

ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  PROVIDED, HOWEVER, that subparagraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on behalf on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on October 31, 1997.

                                  SAFESKIN CORPORATION



                                  By:    /s/ Richard Jaffe
                                         --------------------------------------
                                         Richard Jaffe, Chairman, President and
                                         Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Each person, in so signing, also makes, constitutes and appoints Richard Jaffe and David L. Morash, and each such officer acting alone, his true and lawful attorney-in-fact, in his name, place and stead to execute and cause to be filed with the Securities and Exchange Commission any or all amendments to this registration statement, with all exhibits and any and all documents required to be filed with respect thereto, and to do and perform each and every act and thing necessary to effectuate the same.

                SIGNATURE                                      TITLE                                   DATE
                ---------                                      -----                                   ----

          /s/ Richard Jaffe
-----------------------------------------   Chairman, President, Chief Executive                October 31, 1997
              Richard Jaffe                    Officer and Director


         /s/ David L. Morash
-----------------------------------------   Executive Vice President and Chief                  October 31, 1997
             David L. Morash                   Financial Officer

         /s/ Seth S. Goldman
-----------------------------------------   Vice President, Finance, Controller
             Seth S. Goldman                   and Secretary                                    October 31, 1997


-----------------------------------------   Director
            Neil K. Braverman                                                                   October __, 1997


            /s/ Cam L. Garner
------------------------------------------  Director                                            October 30, 1997
              Cam L. Garner

          /s/ Irving Jaffe
------------------------------------------  Chairman Emeritus and Director                      October 31, 1997
               Irving Jaffe


          /s/ Howard L. Shecter
------------------------------------------  Director                                            October 31, 1997
            Howard L. Shecter


            /s/ Joseph Stemler
------------------------------------------  Director                                            October 30, 1997
             Joseph Stemler

                                 EXHIBIT INDEX


EXHIBIT NO.                EXHIBIT

23.1                       Consent of Morgan, Lewis & Bockius LLP

23.2                       Consent of Coopers & Lybrand L.L.P.